TWELFTH AMENDMENT TO AMENDED AND RESTATED
                      REVOLVING LOAN AND SECURITY AGREEMENT

          THIS TWELFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING LOAN AND SECURITY AGREEMENT (the "Twelfth Amendment") is dated as of March 15, 2002, by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation ("Borrower"), and CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation ("Lender"). Except for terms which are expressly defined herein, all capitalized terms used herein shall have the meaning subscribed to them in the Loan Agreement (as defined below).

                                    RECITALS

          WHEREAS, Borrower and Lender are parties to that certain Amended and Restated Revolving Loan and Security Agreement dated as of December 29, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement").

          WHEREAS, Borrower desires to amend the terms of the Loan Agreement.

          WHEREAS, Lender is willing to amend the Loan Agreement on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          I. Amendments to the Loan Agreement.

               A.   Definitions.

                    1. The definition of "Accounts" in Section 1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                        "Accounts" shall mean all present and future rights of Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

                    2. The following new definition of "Amendment No. 12 Effective Date" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Amendment No. 12 Effective Date" shall mean March 15, 2002.

                    3. The following new definition of "Capital Expenditures" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP. "Capital Expenditures" shall not include expenditures by EWP and Garden Zone.

                    4. The following new definition of "Capital Stock" is hereby
                    added  to  Section  1  of  the  Loan   Agreement  in  proper
                    alphabetical order:

                        "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

                    5. The following new definition of "Collateral Access Agreement" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and, in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Lender and agrees to follow all instructions of Lender with respect thereto.

                    6. The following new definition of "Deposit Account Control Agreement" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, Borrower and any bank at which any deposit account of Borrower is at any time maintained which provides that such bank will comply with instructions originated by Lender directing disposition of the funds in the deposit account without further consent by Borrower and such other terms and conditions as Lender may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Lender Payment Account all funds received or deposited into the Blocked Accounts.

                    7. The following new definition of "EBITDA" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "EBITDA" means with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of
                        (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets and all securities), (v) any other non-cash gains that have been added in determining consolidated net income, and (vi) non-cash defined benefit pension income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Capital Stock, (vii) non-cash defined benefit pension expense and (viii) without duplication, non-cash post-retirement benefit expenses constituting retired employees' medical and life insurance benefit expenses, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries;
                        (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of accrued income during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life  insurance  policies;
                        (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

                    8. The following new definition of "ERISA" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

                    9. The following new definition of "ERISA Affiliate" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

                    10. The following new definition of "EWP" is hereby added to
                    Section 1 of the Loan Agreement in proper alphabetical order:

                        "EWP" means Engineered Wire Products, Inc., an Ohio corporation.

                    11. The following new definition of "Fiscal Quarter" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Fiscal Quarter" means any of the quarterly accounting periods of Borrower, ending consistent with Borrower's Securities and Exchange Commission reporting periods.

                    12. The following new definition of "Fixed Charges" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued (except with respect to the deferred interest expense of (i) the 6% Notes and (ii) the 8% Notes) during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures during such period, plus (d) corporate income taxes paid in cash during such period.

                    13. The following new definition of "Fixed Charge Coverage Ratio" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.

                    14. The following new definition of "Governmental Authority" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                    15. The following new definition of "Indebtedness" is hereby
                    added  to  Section  1  of  the  Loan   Agreement  in  proper
                    alphabetical order:

                        "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as capital leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to mandatory redeemable stock and mandatory redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another
                        Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values and (i) all obligations owed by such Person under license agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

                    16. The following new definition of "Intellectual Property" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Intellectual Property" shall mean Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark);
                        customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

                    17. The following new definition of "Interest Expense" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Interest Expense" means, with respect to any Person for any fiscal period, cash and non-cash interest expense of such Person determined in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Indebtedness of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

                    18. The following new definition of "Lender Payment Account" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Lender Payment Account" shall mean account no. 322-020557 of Lender at Chase Manhattan Bank or such other account of Lender as Lender may from time to time designate to Borrower as the Lender Payment Account for purposes of this Agreement.

                    19. The following new definition of "Loans" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Loans"  shall  mean the  Revolving  Loans  and the Term
                        Loan.

                    20. The definition of "Maximum Credit" in Section 1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                        "Maximum Credit" shall mean the amount of $50,000,000.

                    21. The following new  definition of  "Mortgages"  is hereby
                    added  to  Section  1  of  the  Loan   Agreement  in  proper
                    alphabetical order:

                        "Mortgages" shall mean, individually and collectively, each of the following: (a) the Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated of even date herewith, by Borrower in favor of Lender with respect to the Real Property and related assets of Borrower located in Peoria County, Illinois, (b) the Deed of Trust, Assignment, Security Agreement and Financing Statement, dated of even date herewith, by Sherman Wire Company f/k/a DeSoto, Inc. ("Sherman") in favor of Lender with respect to the Real Property and related assets of Sherman located in Grayson County, Texas, (c) the Deed of Trust, Assignment, Security Agreement and Financing Statement, dated of even date herewith, by Sherman Wire of Caldwell, Inc. ("Sherman Caldwell") in favor of Lender with respect to the Real Property and related assets of Sherman Caldwell located in Burleson County, Texas, and (d) the Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated of even date herewith, by Borrower in favor of Lender with respect to the Real Property and related assets of Borrower located in Washington County, Arkansas.

                    22. The following new definition of "Multiemployer Plan" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower or any ERISA Affiliate.

                    23. The definition of "Obligations" in Section 1 of the Loan Agreement is hereby amended to add the phrase "the Term Loan," after the phrase "Revolving Loans," in the first line thereof.

                    24. The following new definition of "Plan" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Plan"  means an  employee  benefit  plan (as defined in
                        Section 3(3) of ERISA) which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

                    25. The following new definition of "Real Property" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

                    26. The following new definition of  "Receivables" is hereby
                    added  to  Section  1  of  the  Loan   Agreement  in  proper
                    alphabetical order:

                        "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Borrower:
                        (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of Borrower and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or to or for the benefit of any third person (including loans or advances to any affiliates or Subsidiaries of Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower is a beneficiary).

                    27. The following new definition of "Revolving Loan Limit" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Revolving Loan Limit" shall mean $45,000,000.

                    28.  The   following   new   definition   of   "Subordinated
                    Indebtedness" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Subordinated Indebtedness" shall mean (i) Borrower's obligations under that certain Loan Agreement dated as of March 13, 2002, by and between Borrower and the County of Peoria, Illinois, (ii) Borrower's obligations under that certain $19,800,000 Indenture dated as of March 15, 2002, between the Borrower, as issuer, and U.S. Bank National Association, a national banking association, as trustee, and those certain 8% Subordinated Secured Notes due 2009 (the "8% Notes")executed in connection therewith, and (iii) those certain 6% Subordinated Unsecured Notes due 2011 (the "6% Notes"); in each case together with all collateral documents and all other agreements executed in connection therewith.

                    29. The following new definition of "Subsidiaries" is hereby
                    added  to  Section  1  of  the  Loan   Agreement  in  proper
                    alphabetical order:

                        "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

                    30. The  following  new  definition of "Term Loan" is hereby
                    added  to  Section  1  of  the  Loan   Agreement  in  proper
                    alphabetical order:

                        "Term Loan" shall mean the term loan made by Lender to Borrower as provided for in Section 2.4 hereof.

                    31. The following new definition of "UCC" is hereby added to
                    Section 1 of the Loan Agreement in proper alphabetical order:

                        "UCC" shall mean the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Illinois on the date of the Twelfth Amendment shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

                    32. The following new definition of "Vendor Settlements" is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:

                        "Vendor Settlements" shall mean Borrower's obligations under (i) that certain Account Reconciliation Agreement dated as of March 12, 2002, by and between Borrower and Central Illinois Light Company, an Illinois corporation, and (ii) that certain Account Reconciliation Agreement dated as of March 11, 2002, by and between Borrower and PSC Metals, Inc., an Ohio corporation.

          B. Subsection (c) of Section 2.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                        Except in Lender's discretion, (i) the aggregate amount of Revolving Loans outstanding at any time shall not exceed the Revolving Loan Limit and (ii) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the Revolving Loan Limit, the sublimits for the Letter of Credit Accommodations set forth in Section 2.2(c) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

          C. The following new Section 2.4 is hereby added to the Loan Agreement in proper numerical order:

                        2.4 Term Loan.

                        (a) Lender is making a Term Loan to Borrower in the original principal amount of $5,000,000. The Term Loan is (a) evidenced by a Term Loan promissory note in such original principal amount to be duly executed and delivered by Borrower to Lender on the date of such borrowing; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Loan promissory note, and the other Financing Agreements and (c) secured by all of the Collateral. The principal amount of the Term Loan shall be repaid in thirty-six (36) consecutive monthly installments (or earlier as provided herein) payable on the first day of each month commencing May 1, 2002, of which the first thirty-five (35) installments shall each be in the amount of $104,167 and the last installment shall be in the amount of the entire unpaid balance of the Term Loan and shall be payable on the Renewal Date.

                        (b) Notwithstanding subsection 2.4(a) above, the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds upon the Renewal Date or other termination of or prepayment in full of the Revolving Loans. No payment with respect to the Term Loan may be reborrowed.

          D. Section 3.1(a) of the Loan Agreement is hereby amended by replacing each reference to the phrase "Revolving Loans" with the word "Loans".

          E. Clause (vi) of Subsection 3.1(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                        (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to (A) the principal amount of the Term Loan which it is anticipated will be outstanding as of the last day of the applicable Interest Period plus (B) eighty (80%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Loans),

          F. Section 4.2 of the Loan Agreement is hereby amended by replacing the phrase "Revolving Loans" with the word "Loans" wherever it appears therein.

          G. Section 5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                    Section 5. GRANT OF SECURITY INTEREST

                    5.1 Grant of Security Interest. To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all personal and real property and fixtures and interests in property and fixtures of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held by or acquired by Lender, collectively, the Collateral"), including:

                    (a) all Accounts;

                    (b) all general intangibles, including, without limitation, all Intellectual Property;

                    (c) all goods, including, without limitation, Inventory and Equipment;

                    (d) all Real Property and fixtures;

                    (e) all chattel paper (including all tangible and electronic chattel paper);

                    (f) all instruments (including all promissory notes);

                    (g) all documents;

                    (h) all deposit accounts;

                    (i) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

                    (j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                    (k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), excluding Borrower's investments in EWP and Garden Zone, and (ii) monies, credit balances, deposits and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, excluding funds held in trust with respect to environmental liabilities and other property deposited with the Indenture Trustee pursuant to
                    Section 3.5 or Article VIII of the Indenture or delivered to or received by the Indenture Trustee for application in accordance with Section 6.11 of the Indenture;

                    (l)  all   commercial   tort  claims,   including,   without
                    limitation, those identified in the Information Certificate;

                    (m) to the extent not otherwise described above, all Receivables;

                    (n) all Records; and

                    (o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

                    Lender acknowledges that the definition of Collateral shall not include the assets of Garden Zone and EWP.

                    5.2 Perfection of Security Interests.

                    (a) Borrower irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and Borrower as debtor, as Lender may require, and including any other information with respect to Borrower or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower hereby ratifies and approves all financing statements naming Lender or its designee as secured party and Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Borrower hereby authorizes Lender to adopt on behalf of Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and Borrower as debtor includes assets and properties of Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and Borrower as debtor.

                    (b) Borrower does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrower shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of Borrower (including by any agent or representative), Borrower shall deliver, or cause to be delivered to Lender, all tangible chattel paper and instruments that Borrower has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify, in each case except as Lender may otherwise agree. At Lender's option, Borrower shall, or Lender may at any time on behalf of Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation (Central) and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

                    (c) In the event that Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Borrower shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Borrower shall take, or cause to be taken, such actions as Lender may reasonably request to give Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

                    (d) Borrower does not have any lockbox or other deposit accounts (where payments on Receivables or other proceeds of Inventory or other Collateral are deposited) as of the date hereof, except as set forth in the Information Certificate. Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any lockbox or other deposit account (where payments on Receivables or other proceeds of Inventory or other Collateral are deposited) unless each of the following conditions is satisfied: (i) Lender shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Borrower is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Lender, and (iii) on or before the opening of such deposit account, Borrower shall as Lender may specify either (A) deliver to Lender a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Borrower and the bank at which such deposit account is opened and maintained or
                    (B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Lender. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's salaried or hourly wage employees.

                    (e) Borrower does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

                    (i) In the event that Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, Borrower shall promptly endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities, now or hereafter acquired by Borrower are uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower shall immediately notify Lender thereof and shall as Lender may specify, either (A) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of Borrower or such nominee, or (B) arrange for Lender to become the registered owner of the securities.

                    (ii) Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Lender shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Lender, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, Borrower shall as Lender may specify either (1) execute and deliver, and cause to be executed and delivered to Lender, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by Borrower and such securities intermediary or commodity intermediary or (2) arrange for Lender to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Lender.

                    (f) Borrower is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Borrower shall promptly notify Lender thereof in writing. Borrower shall immediately, as Lender may specify, either (i) deliver, or cause to be delivered to Lender, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Lender, consenting to the assignment of the proceeds of the letter of credit to Lender by Borrower and agreeing to make all payments thereon directly to Lender or as Lender may otherwise direct or (ii) cause Lender to become, at Borrower's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

                    (g) Borrower has no commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall at any time after the date hereof have any commercial tort claims, Borrower shall promptly notify Lender thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by Borrower to Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided in Section 5.2(a) hereof or otherwise arising by the execution by Borrower of this Agreement or any of the other Financing Agreements, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Borrower shall promptly upon Lender's request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may require in connection with such commercial tort claim.

                    (h) Borrower does not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of Borrower permitted herein in the ordinary course of business of Borrower in the possession of the carrier transporting such goods. In the event that any goods, documents of the title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrower shall promptly notify Lender thereof in writing. Promptly upon Lender's request with respect to any material amount of Collateral located in the custody, control or possession of any third party, Borrower shall deliver to Lender a Collateral Access Agreement duly authorized, executed and delivered by such person and Borrower.

                    (i)  Borrower  shall  take  any  other  actions   reasonably
                    requested   by  Lender  from  time  to  time  to  cause  the
                    attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower's signature thereon is required therefor, (ii) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

          H. Section 6.1 of the Loan Agreement is hereby amended by replacing the phrase "Revolving Loans" with the word "Loans" wherever it appears therein.

          I. Subsections 6.3(a) and (b) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

                    (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrower shall deliver, or cause to be delivered to Lender, a Depository Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Lender may become bank's customer with respect to the Blocked Accounts and promptly upon Lender's request, Borrower shall execute and deliver such agreements or documents as Lender may require in connection therewith. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations.

                    (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Lender Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Lender Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

          J. Section 6.5 of the Loan Agreement is hereby amended by replacing the phrase "Revolving Loans" with the word "Loans" wherever it appears therein.

          K. Section 6.6 of the Loan Agreement is hereby amended by replacing the phrase "Revolving Loans" with the word "Loans" wherever it appears therein.

          L. Section 7.1 of the Loan Agreement is hereby amended to insert the phrase "and Equipment" after the word "Inventory" in clause (c)(iii) thereof.

          M. Section 7.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                    7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Lender's request, Borrower shall, at its expense, on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except in connection with the sale of obsolete Equipment or to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

          N. Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                    8.1 Corporate Existence. Power and Authority; Subsidiaries.

                    (a) Borrower is a corporation duly organized and in good standing under the laws its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states and jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. The performance of Borrower's obligations do not, as of the execution hereof, require any governmental consent, registration or approval, do not contravene any contractual or governmental restriction binding upon Borrowers and will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Borrower is a party or by which it or any of its property may be bound or affected. The execution and delivery by Borrower of the Agreement and all other documents and instruments executed and delivered in connection herewith and the performance of Borrower's obligations hereunder and thereunder are not in contravention of any law or laws. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any Subsidiaries except as set forth on the Information
                    Certificate. Except as disclosed on the Information Certificate, Borrower has not used and has no current plans to use, any corporate or fictitious name other than the corporate name shown on the Borrower's Articles of Incorporation.

                    (b) Borrower does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.1 to the Information Certificate.

                    (c) Borrower is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.1 to the Information Certificate as being owned by Borrower and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the
                    Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

          O. Section 8.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                    8.3 Name; State of Organization; Chief Executive Office; Collateral Locations.

                    (a) The exact legal name of Borrower is as set forth on the signature page of this Agreement and in the Information Certificate. Borrower has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

                    (b) Borrower is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of Borrower or accurately states that Borrower has none and accurately sets forth the federal employer identification number of Borrower.

                    (c) The chief executive office and mailing address of Borrower and Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and, to the best of Borrower's knowledge, the holders of any mortgages on such locations.

          P. The following new Section 8.14 is hereby added to the Loan Agreement in proper numerical order:

                    8.14 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth in Schedule 8.14 to the Information Certificate, subject to the right of Borrower to establish new accounts in accordance with Section 5.2 hereof.

          Q. Section 9.4 of the Loan Agreement is hereby amended by replacing the phrase "Revolving Loans" with the word "Loans" wherever it appears therein.

          R. Section 9.6 of the Loan Agreement is hereby amended by adding the following new subsection (e) at the end thereof:

                    (e) Borrower shall, within sixty (60) days after the end of each of its first three Fiscal Quarters and within 90 days after its last Fiscal Quarter of each year, furnish or cause to be furnished to Lender a compliance certificate in the form of Exhibit B hereto, along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of the immediately preceding Fiscal Quarter, whether Borrower was in compliance with the covenants set forth in Sections 9.21 and 9.22 of this Agreement for such Fiscal Quarter.

          S. Subsections 9.8(f) and (g) of the Loan Agreement are hereby amended and restated in their entirety, and new subsections 9.8(i) and (j) are added, to read as follows:

                    (f) subordinate liens on the Real Property and fixtures at Borrower's Peoria, Illinois facility that are granted to the County of Peoria, Illinois to secure a $10,000,000 loan to the Borrower, provided that such secured party shall be subject to a subordination agreement in form and substance acceptable to Lender in its sole discretion; (g) subordinate liens on the Borrower's property that are granted to the holders of the 8% Subordinated Secured Notes due 2009, provided such Notes shall be subordinate to the Loans, in form and substance acceptable to Lender in its sole discretion;

                    (i) the pledge of stock of EWP to EWP Financial, LLC to secure a $6,000,000 revolving credit facility to Keystone (the "EWP Financial Loan"); and (j) purchase money liens (including capital leases) on equipment of Borrower in an amount not to exceed $375,000; and (k) liens permitted under other Financing Agreements.

          T. Section 9.9 is amended to insert the following subsection (g) at the end thereof:

                    and (g) the Subordinated Indebtedness, EWP Financial Loan and the Vendor Settlements, in each case as in effect on the date hereof.

          U. Section 9.11 is amended and restated in its entirety to read "Intentionally Deleted."

          V. The following new Section 9.21 is hereby added to the Loan Agreement in proper numerical order:

                    9.21 Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following:

    For the Fiscal Quarter ending                   Minimum Fixed Charge Ratio

         June 30, 2002                                             0.5 to 1.00
         September 30, 2002                                        0.5 to 1.00
         December 31, 2002                                         0.56 to 1.00
         March 31, 2003                                            0.62 to 1.00
         June 30, 2003                                             0.68 to 1.00
         September 30, 2003                                        0.74 to 1.00
         December 31, 2003                                         0.80 to 1.00
         March 31, 2004                                            0.86 to 1.00
         June 30, 2004                                             0.92 to 1.00
         September 30, 2004                                        0.98 to 1.00
         December 31, 2004 and for each Fiscal Quarter
         end thereafter                                            1.01 to 1.00



          W. The following new Section 9.22 is hereby added to the Loan Agreement in proper numerical order:

                           9.22 Minimum EBITDA. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended of not less than the following:

                           Period                                     EBITDA

                           June 30, 2002                            $7,500,000
                           September 30, 2002                       $6,000,000
                           December 31, 2002                        $5,000,000
                           March 31, 2003                           $5,250,000
                           June 30, 2003                            $5,500,000
                           September 30, 2003                       $5,750,000
                           December 31, 2003                        $6,000,000
                           March 31, 2004                           $6,250,000
                           June 30, 2004                            $6,500,000
                           September 30, 2004                       $6,750,000
                           December 31, 2004                        $7,000,000

          X. The following new Section 9.23 is hereby added to the Loan Agreement in proper numerical order:

                    9.23 Restricted Payments. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Capital Stock,
                    (ii) purchase, redeem or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire such shares, interests or securities now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium, if any, interest, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Senior Notes or the Subordinated Indebtedness; provided that:

                    (a) the Borrower may make regularly scheduled interest payments on the Senior Notes and the Subordinated Indebtedness provided that no Event of Default or an event which with notice or passage of time or both would constitute an Event of Default is occurring or would result from such payment;

                    (b) Borrower may declare and make dividend payments and other distributions payable solely in its common stock;

                    (c) Borrower may make dividends in respect of Borrower's Series A 10% Cumulative Convertible Pay-In-Kind Preferred Stock provided that (x) no Event of Default or an event which with notice or passage of time or both would constitute an Event of Default is occurring or would result from such payment and (y) after giving effect to (A) such payment, (B) the Revolving Loan Limit and (C) the availability of Borrower to obtain a Revolving Loan after giving effect to the lending formulas set forth in Section 2.1(a) hereof, Borrower would be permitted to borrow Revolving Loans in an amount not less than $1,250,000;

                    (d) the Borrower may redeem the Senior Notes in an aggregate amount not to exceed $6,150,000.

          Y. The following new Section 9.24 is hereby added to the Loan Agreement in proper numerical order:

                    9.24 Vendor Settlements. Borrower shall not, and shall cause its Subsidiaries not to, make any payment under the Vendor Settlements unless (i) no Event of Default or an event which with notice or passage of time or both would constitute an Event of Default is occurring or would result from such payment and (ii) after giving effect to (a) such payment,
                    (b) the Revolving Loan Limit and (c) the availability of Borrower to obtain a Revolving Loan after giving effect to the lending formulas set forth in Section 2.1(a) hereof, Borrower would be permitted to borrow Revolving Loans in an amount not less than $1,250,000.

          Z. Section 10.1 is hereby amended to add the following new subsections 10.1(q) and (r) at the end thereof:

                    (q) there shall occur an "Asset Sale" as defined in the Certificate of Designations, Rights and Preferences of the Series A Cumulative Convertible Pay-in-Kind Preferred Stock; and

                    (r) the Pension Benefit Guaranty Corporation shall place a lien on any assets of the Borrower, or any of Borrower's Subsidiaries, or on any assets of Garden Zone.

          AA. Section 10.2.

                    1. The following new subsections 10.2(e) and (f) are hereby added at the end of Section 10.2:

                    (e) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce Borrower's rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Lender may at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations,
                    (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, hold the returned Inventory in trust for Lender, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Lender's instructions, and not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

                    (f) For the purpose of enabling Lender to exercise the rights and remedies hereunder, Borrower hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          BB. Section 12.1.

                    1. Section 12.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                    This Agreement and the other Financing Agreements shall continue in full force and effect for a term ending on the date March 31, 2005 (the "Renewal Date"). Upon the Renewal Date or earlier termination of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Chicago time.

                    2. Section 12.1(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                    If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee equal to one percent (1%) of the Maximum Credit; provided that if such termination occurs after the second anniversary following the Amendment No. 12 Effective Date, such termination fee shall be reduced to one-half of one percent (1/2%) of the Maximum Credit. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

          CC. A new Exhibit B is hereby added to the Loan Agreement in the form of Exhibit A attached hereto.

                    II. Renewal Fee. The Borrower shall pay to Lender a $500,000 renewal fee ("Renewal Fee"), which is due on the Amendment No. 12 Effective Date and payable in three (3) installments of $166,667 on each of April 8, 2002 and March 15, 2003 and $166,666 on March 15, 2004; provided that at such time (if at all) that the Revolving Loan Limit is to be increased, the entire unpaid Renewal Fee shall be immediately payable to Lender.

                    III. Conditions to Effectiveness of Twelfth Amendment. This Twelfth Amendment shall become effective on the date when Borrower shall satisfy all of the following conditions:

                              A. Twelfth Amendment. Borrower and Lender shall have duly executed and delivered this Twelfth Amendment.

                              B. The County of Peoria, Illinois Subordination and Intercreditor Agreement. Lender shall have received a duly executed copy of that certain Subordination and Intercreditor Agreement, dated as of March 15, 2002, by and among Borrower, Lender and The County of Peoria, Illinois.

                              C. Legal Opinion. Lender shall have received a legal opinion of Mark Hollingsworth, the Borrower's in-house counsel, addressed to Lender and in form and substance satisfactory to Lender.

                              D. Renewal Fee. The Borrower shall have paid to the Lender $166,667 which constitutes the first installment of the $500,000 renewal fee.

                              E. Subordinated Indebtedness. Lender shall have received satisfactory evidence that the documentation evidencing the Subordinated Indebtedness has been fully executed and delivered and the Subordinated Indebtedness has been issued, including, without limitation, evidence that the Borrower has received $10,000,000 from the County of Peoria, Illinois and that the 8% Notes and the 6% Notes have been issued.

                              F. Vendor Settlements. Lender shall have received satisfactory evidence that the documentation evidencing the Vendor Settlements have been executed and delivered to Borrower.

                              G. Additional Matters. Lender shall have received such other certificates, opinions, UCC financing statements, documents and instruments relating to the obligations or the transactions contemplated hereby as may have been reasonably requested by Lender, and all corporate and other proceedings and all other documents and all legal matters in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Lender.

                    IV. Representations and Warranties. In order to induce Lender to enter into this Twelfth Amendment, Borrower represents and warrants to Lender, upon the effectiveness of this Twelfth Amendment, which representations and warranties shall survive the execution and delivery of this Twelfth Amendment, that:

                              A. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

                              B. the execution, delivery and performance of this Twelfth Amendment by Borrower are within its corporate powers and have been duly authorized by all necessary corporate action; and

                              C. this Twelfth Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

                    V. Information Certificate. Borrower shall deliver to Lender, within thirty (30) days following the date hereof, an Information Certificate and updates of applicable Schedules. Such Information Certificate shall be in form and substance satisfactory to Lender in its sole discretion. Failure to satisfy this Article IV hereof shall constitute an immediate Event of Default under the Loan Agreement.

                    VI. Miscellaneous.

                              A. Effect; Ratification. The amendments set forth herein are effective solely for the purpose set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or of any other Financing Agreements or
                              (ii) prejudice any right or rights that Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Financing Agreements. Each reference in the Loan Agreement to "this Agreement", "herein", "hereof" and words of like import and each reference in the other Financing Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby. This Twelfth Amendment shall be construed in connection with and as part of the Loan Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Agreement and each other Financing Agreement, except as herein amended or waived, are hereby ratified and confirmed and shall remain in full force and effect.

                              B. Costs and Expenses. Borrower shall pay to Lender on demand all reasonable out-of-pocket costs, expenses, title fees, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery,
                              recording,       administration,       collection,
                              liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Twelfth Amendment, the Loan Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording
                              (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording and title insurance taxes and fees, if applicable); (b) costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Twelfth Amendment, the Loan Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and (g) the fees and disbursements of counsel (including legal assistants) to Lender in connection with the foregoing.

                              C. Certain Waivers; Release. Although Borrower does not believe that it has any claims against Lender, it is willing to provide Lender with a general and total release of all such claims in consideration of the benefits which Borrower will receive pursuant to this Twelfth Amendment. Accordingly, Borrower for itself and any successor of Borrower hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges Lender and its respective officers, directors, agents and counsel (each a "Released Party") from any and all actions, causes of action, suits, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, in law, admiralty or equity, which Borrower ever had, now has or hereafter can, shall or may have against any Released Party for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Twelfth Amendment.

                              D. Counterparts. This Twelfth Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together constituting one and the same instrument.

                              E. Severability. Any provision contained in this Twelfth Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Twelfth Amendment in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction.

                              F. GOVERNING LAW. THIS TWELFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.


                  [remainder of page intentionally left blank]

          [Signature Page to Twelfth Amendment To Amended And Restated

                     Revolving Loan And Security Agreement]


          IN WITNESS WHEREOF, the parties hereto have executed this Twelfth Amendment as of the date first above written.


                              CONGRESS FINANCIAL CORPORATION (CENTRAL)


                              By:
                              -------------------------------------------------
                              Name:
                              -------------------------------------------------
                              Title:
                              -------------------------------------------------

                              KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                              By:
                              -------------------------------------------------
                              Name:
                              -------------------------------------------------
                              Title:
                              -------------------------------------------------

                                     CONSENT

          By Guarantee dated September 27, 1996 (as amended, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Guaranteed Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Twelfth Amendment to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith.

                              SHERMAN WIRE COMPANY


                              By:
                              -------------------------------------------------
                              Name:
                              -------------------------------------------------
                              Title:
                              -------------------------------------------------

                                     CONSENT

          By Confirmation Agreement dated September 27, 1996, relating to that Amendment, Ratification and Confirmation of Secured Guaranty Agreement dated December 29, 1995, relating to, among other things the Secured Guaranty Agreement dated October 16, 1987 (collectively, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Twelfth Amendment to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith.

                                 SHERMAN WIRE OF CALDWELL, INC.


                                 By:
                                 ----------------------------------------------
                                 Name:
                                 ----------------------------------------------
                                 Title:
                                 ----------------------------------------------

                                     CONSENT

          By Confirmation Agreement dated September 27, 1996, relating to that Guarantee and Waiver and Rider No. 1 to Guarantee and Waiver, each dated December 30, 1993 (as amended, collectively, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Twelfth Amendment to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith. FV Steel & Wire Company acknowledges and agrees that (i) all references in the Finance Agreements to the name "Fox Valley Steel & Wire Company" or to "Fox Valley Steel and Wire Company" shall be deemed to be references to "FV Steel & Wire Company" (including, without limitation, all signature blocks executed by "Fox Valley Steel & Wire Company" or "Fox Valley Steel and Wire Company"), (ii) notwithstanding the fact that FV Steel & Wire Company has executed all Finance Agreements as Fox Valley Steel & Wire Company or Fox Valley Steel and Wire Company after such entity has changed its name, any such executed Finance Agreement shall be valid and binding on FV Steel & Wire Company and (iii) FV Steel & Wire Company, as of the date of execution by Fox Valley Steel & Wire Company or Fox Valley Steel and Wire Company of any Finance Agreements, is bound by the terms of any such Finance Agreements.


                             FV STEEL & WIRE COMPANY


                             By:
                             --------------------------------------------------
                             Name:
                             --------------------------------------------------
                             Title:
                             --------------------------------------------------

                                    EXHIBIT A

                         FORM OF COMPLIANCE CERTIFICATE

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                            Date: ____________, 200__



          This certificate is given by Keystone Consolidated Industries, Inc., a Delaware corporation ("Borrower"), pursuant to subsection 9.6(e) of that certain Amended and Restated Revolving Loan Agreement dated as of December 29, 1995, between Borrower and Congress Financial Corporation (Central), an Illinois corporation ("Lender"), as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, including, without limitation, all refinancings and refundings (the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

          The officer executing this certificate is duly authorized to execute and deliver this certificate on behalf of Borrower. By executing this certificate such officer hereby certifies to Lender that Exhibit A attached hereto is a correct calculation of each of the financial covenants contained in Sections 9.21 and 9.22 of the Loan Agreement.

          IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by one of its officers this _____ day of _______________, _____.


                                  KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                                  By ___________________________________
                                  Its ____________________________________

                           EXHIBIT A TO EXHIBIT 4.2(b)

                             COMPLIANCE CERTIFICATE

                       Covenant 6.3 Fixed Charge Coverage


                                    EXHIBIT A
                                       TO
                             COMPLIANCE CERTIFICATE

                    Covenant 9.21 FIXED CHARGE COVERAGE RATIO



Fixed Charge Coverage is defined as follows1:

EBITDA                                                            $____________
Fixed Charges:

Interest Expense paid or accrued (except with respect to the deferred interest expense of the 6% Notes and the 8% Notes) $____________

Plus:  Scheduled principal payments of Indebtedness during such
       period                                                     $___________
       Corporate income taxes paid in cash during such period     $___________
       Capital Expenditures during such period                    $___________

Fixed Charges                                                     $___________

Fixed Charge Coverage (EBITDA divided by Fixed Charges)           ____________

Required Fixed Charge Coverage                                    ____________

In Compliance                                                        Yes/No

                           EXHIBIT A TO EXHIBIT 4.2(b)

                             COMPLIANCE CERTIFICATE

                           Covenant 6.2 Leverage Ratio


                                    EXHIBIT A
                                       TO
                             COMPLIANCE CERTIFICATE

                          Covenant 9.22 MINIMUM EBITDA



EBITDA is defined as follows:

Net income (or loss) for the applicable period of measurement of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (i) income tax credits,
(ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets and all securities), (v) any other non-cash gains that have been added in determining consolidated net income and (vi) non-cash defined benefit pension income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication $___________

Plus:                                                              $____________
        Any provision for income taxes
        Interest Expense                                           $____________

        Loss from extraordinary items for such period              $____________

        Depreciation and amortization for such period              $____________

        Amortized debt discount for such period                    $____________


                    The amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Capital Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication $____________

                    Non-cash defined benefit pension expense       $____________
                    without duplication, non-cash post-retirement
                    benefits constituting retired employees'medical$____________ and life insurance benefits
        EBITDA for the applicable period of measurement            $____________

        Applicable Minimum Amount                                  $____________

        In Compliance                                                  Yes/No




1 The Fixed Charge Coverage shall be calculated on a rolling twelve (12) month basis.